UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2009

MAP PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33719	20-0507047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bayshore Parkway, Suite 200, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 386-3100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 11, 2009, MAP Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Azimuth Opportunity Ltd. (“Azimuth”), which provides the Company with what is sometimes termed an equity line of credit arrangement. Upon the terms and subject to the conditions set forth in the Purchase Agreement, Azimuth is committed to purchase up to $60 million worth of shares of the Company’s common stock over the 24-month term of the Purchase Agreement; provided, however, in no event may the Company sell under the Purchase Agreement more than such number of shares of common stock which is equal to one share less than 20% of the Company’s outstanding shares of common stock on the effective date of the Purchase Agreement. In addition, in no event shall Azimuth be obligated to purchase under the Purchase Agreement any shares of the Company’s common stock which, when aggregated with all other shares of the Company’s common stock then owned beneficially by Azimuth, would result in the beneficial ownership by Azimuth of more than 9.9% of the then issued and outstanding shares of the Company’s common stock. From time to time over the term of the Purchase Agreement, and at the Company’s sole discretion, the Company may present Azimuth with draw down notices requiring Azimuth to purchase a specified dollar amount of shares of the Company’s common stock, based on the price per share over ten consecutive trading days or such other period mutually agreed upon by the Company and Azimuth (the “Draw Down Period”), with each draw down subject to limitations based on the price of the Company’s common stock and a maximum limit of 2.5% of the Company’s market capitalization at the time of such draw down. The Company may present Azimuth with up to 36 draw down notices during the term of the Purchase Agreement, with only one such draw down notice allowed per Draw Down Period and a minimum of five trading days required between each Draw Down Period.

Once presented with a draw down notice, Azimuth is required to purchase a pro rata portion of the shares on each trading day during the trading period on which the daily volume weighted average price for the Company’s common stock exceeds a threshold price determined by the Company for such draw down. The per share purchase price for these shares equals the daily volume weighted average price of the Company’s common stock on each date during the Draw Down Period on which shares are purchased, less a discount ranging from 3.625% to 5.75%, based on a specified minimum price by the Company. If the daily volume weighted average price of the Company’s common stock falls below the threshold price on any trading day during a Draw Down Period, the Purchase Agreement provides that Azimuth will not be required to purchase the pro-rata portion of shares of common stock allocated to that day. However, at its election, Azimuth may buy the pro-rata portion of shares allocated to that day at the threshold price less the discount described above.

The Purchase Agreement also provides that, from time to time and at the Company’s sole discretion, the Company may grant Azimuth the right to exercise one or more options to purchase additional shares of the Company’s common stock during each Draw Down Period for an amount of shares specified by the Company based on the trading price of its common stock. Upon Azimuth’s exercise of an option, the Company will sell to Azimuth the shares of its common stock subject to the option at a price equal to the greater of the daily volume weighted average price of the Company’s common stock on the day Azimuth notifies the Company of its election to exercise its option or the threshold price for the option determined by the Company, less a discount calculated in the same manner as it is calculated in the draw down notices.

The Company has agreed to indemnify and hold harmless Azimuth and each person who controls Azimuth against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company has agreed to pay up to $35,000 of Azimuth’s reasonable attorneys’ fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Azimuth in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement and related transaction documentation. The Company has also agreed to pay certain fees and expenses incurred by Azimuth in connection with any amendments, modifications or waivers of the Purchase Agreement, ongoing due diligence of the Company and other transaction expenses associated with fixed requests made by the Company from time to time during the term of the Purchase Agreement. Further, if the Company issues a draw down notice and fails to deliver the shares to Azimuth on the applicable settlement date, and such failure continues for ten trading days, the Company has agreed to pay Azimuth liquidated damages in cash or restricted shares of the Company’s common stock, at Azimuth’s option.

Azimuth has agreed to indemnify and hold harmless the Company and each of the Company’s directors, officers and persons who control the Company against certain liabilities, including certain liabilities under the Securities Act that may be based upon written information furnished by Azimuth to the Company for inclusion in a prospectus or prospectus supplement related to this transaction.

Any and all issuances of shares of common stock to Azimuth pursuant to the Purchase Agreement will be registered on the Company’s effective Registration Statement on Form S-3 (File No. 333-157339). Azimuth will use an unaffiliated broker-dealer to effectuate all sales, if any, of common stock that it may purchase from the Company pursuant to the Purchase Agreement.

Upon each sale of the Company’s common stock to Azimuth under the Purchase Agreement, the Company has also agreed to pay Reedland Capital Partners, an Institutional Division of Financial West Group, member FINRA/SIPC (“Reedland”), a placement fee equal to 1.0% of the aggregate dollar amount of common stock purchased by Azimuth. The Company has agreed to indemnify Reedland and hold it harmless against certain liabilities, including certain liabilities under the Securities Act.

The foregoing descriptions are qualified in their entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

A copy of the press release announcing the entry into the Purchase Agreement is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Common Stock Purchase Agreement, dated as of November 11, 2009, by and between MAP Pharmaceuticals, Inc., a Delaware corporation and Azimuth Opportunity Ltd.

99.1	Press Release, dated November 12, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2009

MAP PHARMACEUTICALS, INC.

By:	/s/ CHARLENE A. FRIEDMAN
Name:	Charlene A. Friedman
Title:	Vice President, General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED NOVEMBER 11, 2009

Exhibit No.	Description

10.1	Common Stock Purchase Agreement, dated as of November 11, 2009, by and between MAP Pharmaceuticals, Inc., a Delaware corporation and Azimuth Opportunity Ltd.

99.1	Press Release, dated November 12, 2009.